                                                                   Exhibit 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-67432, 333-61928, 333-57974, 333-40848, 333-40842, 333-66457,
333-66455, 333-66429 and Form S-3 Nos. 333-56642, 333-42620) of Brooks
Automation, Inc. of our report dated March 3, 2000, except for Note 4 as to which the date is March 31, 2000, with respect to the financial statements of Irvine Optical Company, LLC for the years ended December 31, 1999 and 1998, included in this Current Report on Form 8-K of Brooks Automation, Inc.


                                        /s/ Ernst & Young LLP


Woodland Hills, California
August 20, 2001